                                                              EXHIBIT 10.7

                            THIRD AMENDMENT TO LEASE

   THIS THIRD AMENDMENT TO LEASE is made this 21 day of March, 1997, between DAVID D. BOHANNON ORGANIZATION, a California corporation, herein referred to as "Landlord", and PERCLOSE, INC., a Delaware corporation, herein referred to as "Tenant".

                                   RECITALS

   1. Landlord and Tenant's predecessor in interest have previously entered into a Lease entitled "Business Park Lease" dated July 6, 1993 for demised premises located at 195-199 Jefferson Drive, Menlo Park, California, as more particularly described in said Lease.

   2. Landlord and Tenant's predecessor in interest have previously entered into a First Amendment to Lease dated January 31, 1995, which First Amendment to Lease demised to Tenant certain additional space located at 191 and 193 Jefferson Drive as more fully set out therein.

   3. Tenant acquired its interest in the Lease as a result of the reincorporation of Perclose, Inc., a California corporation, to Perclose, Inc., a Delaware corporation, on or about September 1, 1995.

   4. Landlord and Tenant have previously entered into a Second Amendment to Lease date September 10, 1996 (the Lease, as amended, is herein referred to as the "Lease"), which Second Amendment to Lease demised to Tenant certain additional space located at 177 Jefferson Drive, Menlo Park, California, as more fully set out therein.

   5. Landlord and Tenant now wish to provide for the expansion of Tenant into additional space located at 171 Jefferson Drive and 175 Jefferson Drive, Menlo Park, California, and to amend the base rent due under the Lease, the Security Deposit held pursuant to the Lease, and otherwise modify the Lease, all as more particularly set forth hereinbelow.

   NOW, THEREFORE, in consideration of the covenants and conditions contained herein, Landlord and Tenant agree to amend the Lease as follows:

   1. A Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the demised premises located at 171 Jefferson Drive (hereinafter, "171 Expansion Space") as described in EXHIBIT "X" and shown on EXHIBIT "X-1" hereto for a term commencing on February 1, 1997 (the date Landlord delivered possession of the 171 Expansion Space to Tenant in an "as is" condition), and continuing through and including February 29, 1999. Base rent for the 171 Expansion Space shall be as set forth in paragraph 1.B. hereof. Effective February 1, 1997, the 171 Expansion Space shall become part of the demised premises under the Lease for all purposes set forth therein.

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      B. Commencing on February 1, 1997, Tenant's base rent under the Lease shall increase by Forty Eight Thousand Two Hundred Ten Dollars ($48,210.00) per annum, payable in twelve (12) equal monthly installments of Four Thousand Seventeen and 50/100 Dollars ($4,017.50).

   2. A. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the demised premises located at 175 Jefferson Drive (hereinafter, "175 Expansion Space") as described in EXHIBIT "Y" and shown on EXHIBIT "Y-1" hereto for a term commencing on the EARLIER to occur of: (i) delivery of possession of the 175 Expansion Space to Tenant after Landlord's work for such 175 Expansion Space is completed pursuant to paragraph 6.B. hereinbelow, or (ii) July 1, 1997 (the "175 Expansion Space Commencement Date"), and continuing through and including June 30, 1999. Base rent for the 175 Expansion Space shall be as set forth in paragraph 2.B. hereof. Upon the 175 Expansion Space Commencement Date, the 175 Expansion Space shall become part of the demised premises under the Lease for all purposes set forth herein.

      B. Commencing on the 175 Expansion Space Commencement Date, Tenant's base rent under the Lease shall increase by Sixty Thousand Dollars ($60,000.00) per annum, payable in twelve (12) equal monthly installments of Five Thousand Dollars ($5,000.00).

   3. The increase in base rent scheduled to occur as of October 1, 1997 with respect to certain premises demised to Tenant under the Lease (i.e., the 191-199 Jefferson Drive premises) shall not apply to the base rent reserved hereunder for the 171 Expansion Space nor for the 175 Expansion Space which will remain the same throughout the demised term thereof.

   4. Upon execution of this Third Amendment to Lease, Tenant shall pay to Landlord the amount of Nine Thousand Seventeen and 50/100 Dollars ($9,017.50) which shall be held as a Security Deposit pursuant to the terms of SECTION
19.9. of the Lease. Upon payment of said amount to Landlord, Tenant's total Security Deposit held pursuant to the Lease, as amended herein, shall be Twenty Thousand Six Hundred Fifty Seven and 50/100 Dollars ($20,657.50).

   5. The option to extend the demised term of the Lease contained in SECTION
1.3. of the Lease shall apply to the entire demised premises leased by Tenant (including the 171 Expansion Space and the 175 Expansion Space) pursuant to the Lease, as amended herein, and the parties agree to the following with respect thereto:

      A. In the event Tenant exercises its option to extend the demised term of the Lease, the dates of the extended term shall be as follows: (i) for the demised premises located at 195-199 Jefferson Drive, 191 and 193 Jefferson Drive, and 177 Jefferson Drive (the "177, 191-199 Jefferson Premises"), from October 1, 1998, to and including September 30, 2001; (ii) for the 171 Expansion Space (i.e., 171 Jefferson Drive), from March 1, 1999, to and including February 28, 2002; and (iii) for the 175 Expansion Space (i.e., 175 Jefferson Drive), from July 1, 1999, to and including June 30, 2002.

      B. The base rent during the extended term shall be established pursuant to SECTIONS 1.3, 2.3 AND 19.20 (if applicable) of the Lease, and shall commence as of the applicable commencement dates of the extended term (i.e., October 1, 1998, for the 177, 191-199 Jefferson Premises; March 1, 1999, for the 171 Expansion Space; and July 1, 1999 for the 175 Expansion Space). The "fair market rental value" defined in SECTION 2.3 of the Lease shall also include the value associated with the Tenant Improvements made by Landlord in the 171 Expansion Space, as provided hereinbelow, as well as all other improvements made to the 171 Expansion Space and 175 Expansion Space.

      C. Should Tenant elect to exercise the option to extend, Tenant's written notice to Landlord shall be given at least one hundred eighty (180) days before September 30, 1998, with respect to the entire demised premises, including the 171 Expansion Space and the 175 Expansion Space.

      D. The option to extend the demised term can only be exercised by Perclose, Inc., a Delaware corporation, for its use of the entire demised premises and may not be transferred to any assignee, sublessee or other successor in interest nor may it be exercised by Perclose, Inc., a Delaware corporation, for any such assignee, sublessee or other successor in interest.

   6. A. Subject to the provisions hereof, Landlord shall provide certain leasehold improvements ("Tenant Improvements") to be made to the 171
Expansion Space in accordance with the plans and specifications dated
December 26, 1996, for the Tenant Improvements (the "Plans") prepared by Stevens Design (the "Architect"). Once approved by Landlord and Tenant the Plans shall be made a part hereof as EXHIBIT C. Landlord's and Tenant's approval of the Plans shall not be unreasonably withheld. The actual cost of the Tenant Improvements made pursuant to the Plans shall be borne by Landlord.

   Immediately following approval of the Plans, Landlord shall apply for all requisite building permits and approvals for construction of the Tenant Improvements in accordance with the Plans. On or about June 1, 1997, subject to the provisions hereof, Landlord shall cause a contractor ("Contractor") selected by Landlord to commence construction of the Tenant Improvements and diligently prosecute the same to completion in a good and workmanlike manner in accordance with the Plans.

   Tenant shall have the right to make changes in the Plans on or before April 30, 1997, provided such changes are approved by Landlord, such approval not to be unreasonably withheld or delayed, and provided further that the increased construction costs for any and all changes to the approved Plans shall be borne by Tenant. Tenant shall pay to Landlord the aggregate net increase in cost for such changes within five (5) days after substantial completion of the Tenant Improvements. Any such change(s) may be made only in a writing approved and signed by Landlord. As used herein the cost of providing the changes to the Plans shall include all soft costs, including reasonable fees, architect's fees, fees for permits, consulting engineer fees, contractor fees, inspection fees, fees for testing services and fees for processing and completing changes to the Plans, in addition to actual hard costs of construction.

   Landlord and Tenant agree that construction of the Tenant Improvements is anticipated to commence on or about June 1, 1997, and is anticipated to be substantially completed on or about July 1, 1997. The parties agree to the following: (i) the Plans shall be approved by Landlord and Tenant on or before May 1, 1997, to allow for the timely issuance of building permits and approvals; (ii) Tenant, its employees, agents, contractors and representatives, shall vacate the entire 171 Expansion Space before June 1, 1997 (or such later date as advised by Landlord to Tenant if commencement of construction of the Tenant Improvements is delayed due to a delay in obtaining building permits or approvals), to allow the Contractor to commence to construct the Tenant Improvements and shall remain vacated until substantial completion of the Tenant Improvements; (iii) the applicable portion of Tenant's base rent for the 171 Expansion Space (i.e., the amount of $4,017.50) shall abate during the thirty (30) day period during which the Tenant Improvements are being constructed, and the parties agree that in no event shall the abatement of said portion of base rent be extended beyond thirty (30) days; and (iv) upon notice from Landlord to Tenant of the substantial completion of such work as certified by the Architect, Tenant shall accept the 171 Expansion Space in an "as is" condition subject to the punch list items described in the following sentence. Tenant shall, within thirty (30) days of certification by Architect that the Tenant Improvements are substantially complete, notify Landlord and Contractor of any items of work that are defective or incomplete. Landlord shall thereafter diligently pursue on Tenant's behalf the correction or completion of said items.

      B. In addition to the Tenant Improvements to be made to the 171 Expansion Space in accordance with the Plans, Landlord shall, at Landlord's expense, cause the Contractor to provide and install a fire sprinkler system in the 171 Expansion Space and 175 Expansion Space.

      C. Any additional work to be performed in the 171 Expansion Space and 175 Expansion Space other than that provided for hereinabove and designated as Landlord's work shall be performed at the sole cost of Tenant in accordance with detailed plans and specifications therefor which must be approved, in writing, by Landlord or Landlord's Architect before work is commenced. Tenant shall furnish Landlord with a set of "as built" plans after any such work is completed.


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

   7. Except as herein modified, the terms of the Lease are and shall remain the same.

   IN WITNESS WHEREOF, the parties have executed this Third Amendment to Lease as of the date first hereinabove written.


TENANT:                                  LANDLORD:

PERCLOSE, INC.,                          DAVID D. BOHANNON ORGANIZATION,
a Delaware corporation                   a California corporation



By: /s/ Hank Plain                       By:  /s/ Robert J. Webster
   ----------------------------------        ---------------------------------
           Vice President                           Vice President


By: /s/ Kenneth E. Ludlum                By:  /s/ Ernest Lotti, Jr.
   ----------------------------------        ---------------------------------
            Secretary                              Assistant Secretary

                             EXHIBIT "X"

                      BOHANNON INDUSTRIAL PARK

                        171 JEFFERSON DRIVE
                      MENLO PARK, CALIFORNIA

                   DESCRIPTION OF DEMISED PREMISES

                                FOR

                             "PERCLOSE"


     All that certain real property situate in the State of California, Country of San Mateo, City of Menlo Park and is described as follows:

     A portion of Parcel 2, as said parcel is designated on the map entitled "PARCEL MAP, BEING A RESUBDIVISION OF PARCEL 2 OF P.M. REC. IN VOLUME 27 AT PAGE 39 AND PARCELS 2 AND 3 OF P.M. RECORDED IN VOLUME 28 AT PAGE 8, SAN MATEO COUNTY RECORDS BOHANNON INDUSTRIAL PARK, MENLO PARK, SAN MATEO COUNTY, CALIFORNIA," which map was filed in the Office of the Recorded of the County of San Mateo, State of California on January 12, 1976 in Volume 30 of Parcel Maps at Page 20, more particularly described as follows:

     Commencing at the most westerly corner of said Parcel 2, from which corner the point of beginning of the demised premises bears South 67 DEG. 17' East 51.00 feet and North 22 DEG. 43' East 56.00 feet; Thence from said point of beginning North 22 DEG. 43' East 100.00 feet; Thence South
67 DEG. 17' East 40.00 feet; Thence South 22 DEG. 43' West 40.00 feet;
Thence North 67 DEG. 17' West 13.10 feet; Thence South 22 DEG. 43' West
60.00 feet; Thence North 67 DEG. 17' West 26.90 feet to the point of beginning.

     Containing approximately 3,214 SQUARE FEET, more of less.


Jan. 14, 1997

                          [FLOOR PLAN]

                        JEFFERSON DRIVE


                                                              EXHIBIT "X-1"

                                   EXHIBIT "Y"

                             BOHANNON INDUSTRIAL PARK

                               175 JEFFERSON DRIVE
                              MENLO PARK, CALIFORNIA

                           DESCRIPTION OF DEMISED PREMISES

                                        FOR

                                    "PERCLOSE"


     All that certain real property situate in the State of California, County of San Mateo, City of Menlo Park and is described as follows:

     A portion of Parcel 2, as said parcel is designated on the map entitled "PARCEL MAP, BEING A RESUBDIVISION OF PARCEL 2 OF P.M. REC. IN VOLUME
27 AT PAGE 39 AND PARCELS 2 AND 3 OF P.M. RECORDED IN VOLUME 28 AT
PAGE 8, SAN MATEO COUNTY RECORDS BOHANNON INDUSTRIAL PARK, MENLO PARK, SAN MATEO COUNTY, CALIFORNIA," which map was filed in the Office of the Recorded of the County of San Mateo, State of California on January 12, 1976 in Volume 30 of Parcel Maps at Page 20, more particularly described as follows:

     Commencing at the most westerly corner of said Parcel 2, from which corner the point of beginning of the demised premises bears South 67 DEG. 17' East 51.00 feet, North 22 DEG. 43' East 56.00 feet and South 67 DEG. 17'
East 80.00 feet; Thence from said point of beginning North 22 DEG. 43' East
100.00 feet; Thence South 67 DEG. 17' East 40.00 feet; South 22 DEG. 43'
West 100.00 feet; Thence North 67 DEG. 17' West 40.00 feet to the point of beginning.

     Containing approximately 4,000 SQUARE FEET, more or less.

March 13, 1997

                         [FLOOR PLAN]

                        JEFFERSON DRIVE


                                                              EXHIBIT "Y-1"